UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

January 27, 2014

ROCKDALE RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-52692 (Commission File Number)	86-1061005 (IRS Employer Identification No.)
5114 Balcones Woods Drive, Suite 307-511 Austin, Texas 78759 (Address of principal executive offices and zip code)

(512) 537-2257
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                      Entry into a Material Definitive Agreement.

On January 27, 2014, the Company entered into a Consulting Agreement (the “Agreement”) with Mercadyne Advisors LLC (the “Consultant”).  According to information supplied to the Company by David N. Baker, the Consultant’s Managing Member, Mr. Baker owned 519,045 shares, or approximately 3.7%, of the Company’s issued and outstanding common stock as of the Agreement’s effective date.

Under the Agreement, the Consultant agreed to assist the Company in creating and implementing a plan for accessing the capital markets.  The Consultant also agreed to assist the Company, among other matters, in implementing efforts to decrease certain administrative and other costs, to advise the Company regarding structuring and implementing employment contracts and an employee compensation plan, and to consult with the Company regarding insurance coverage.  In addition, the Consultant agreed to aid the Company in the Company’s investor relations activities and in identifying potential parties for strategic or financial transactions.

The Company agreed to issue 800,000 shares of common stock in the name of David N. Baker as consideration for the Consultant’s provision of the consulting services under the Agreement.  The Consultant agreed to return 400,000 of these shares to the Company if (i) the Company terminates the Agreement on or before April 27, 2014, for the Consultant’s failure to perform under the Agreement, or (ii) the Consultant fails to invest $125,000 in the Company prior to April 27, 2014, on terms reasonably satisfactory to the Company.

Pursuant to the Agreement, the Company agreed to indemnify the Consultant for losses relating to the Consultant’s acting for the Company, with certain exceptions.  The Consultant agreed to indemnify the Company for losses relating to the Consultant’s gross negligence, willful misconduct, or fraud, or the breach by the Consultant of certain covenants, representations, and warranties contained in the Agreement.

The Agreement’s term is one year, but the Company may terminate the Agreement at any time for any reason.  Certain obligations survive termination, including, without limitation, the Company’s obligation to pay any compensation then owed to the Consultant on or prior to termination.  Subject to certain exceptions, the Consultant’s liability under the Agreement is limited to the amounts actually paid by the Company over the thirty days preceding the latest event alleged to give rise to liability.

As part of the Agreement, the Consultant agreed to certain confidentiality and nondisclosure provisions and certain restrictions on trading in the Company’s securities.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, on January 27, 2014, the Company agreed to issue 800,000 shares of common stock in the name of David N. Baker as consideration for the Consultant’s provision of the consulting services under the Agreement.  The shares were issued to the investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated under the Securities Act.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1           Consulting Agreement between Rockdale Resources Corporation and Mercadyne Advisors LLC, dated January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKDALE RESOURCES CORPORATION

Date:  January 31, 2014                                                                By:  /s/ Marc Spezialy
Marc Spezialy
Chief Executive Officer